Exhibit (1)(d)


                       STATE STREET RESEARCH EQUITY TRUST

                      Amendment No. 6 to First Amended and
                         Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT



         Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section
7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Equity Trust (the "Trust") dated June 1, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

                   "State Street Research Equity Income Fund"
                                       to
                       "State Street Research Alpha Fund."


         This Amendment shall be effective as of January 21, 1998.

         IN WITNESS WHEREOF, the undersigned officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.


                                         /s/ Francis J. McNamara, III
                                         ------------------------------
                                         Francis J. McNamara, III
                                         Secretary


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                       STATE STREET RESEARCH EQUITY TRUST

                      Amendment No. 7 to First Amended and
                         Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT



         Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section
7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Equity Trust (the "Trust") dated June 1, 1993 ("Master Trust Agreement"), as heretofore amended, the following actions are taken:

1. The Master Trust Agreement is hereby amended to establish and designate an additional series of shares to be known as State Street Research Athletes Fund, such series to have the relative rights and preferences set forth in Article IV, Section 4.2, subsection (a) through (l) of the Master Trust Agreement.

2. The first sentence of the first paragraph of Section 4.2 of Article IV of the Master Trust Agreement is hereby amended to read as follows:

               "Section 4.2 Establishment and Designation of Sub-Trust. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate four Sub-Trusts: The 'State Street Research Alpha Fund', the 'State Street Research Equity Investment Fund', the 'State Street Research Global Resources Fund' and the 'State Street Research Athletes Fund'."

         This Amendment shall operate to abolish State Street Research Capital Appreciation Fund effective as of the completion of a certain reorganization on or about August 18, 1997.

3. The last sentence of Article IV, Section 4.2(d) of the Master Trust is deleted and replaced in its entirety with the following:

               "The liquidation of any particular Sub-Trust or class thereof may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of such Sub-Trust or class; provided, however, that the liquidation of State Street Research Alpha Fund, State Street Research Equity Investment Fund or State Street Research Global Resources, or a class thereof, shall be subject to the approval by the affirmative vote of the holders of a majority of the outstanding voting Shares, within the meaning of the 1940 Act, of the applicable Sub-Trust or class."

4.       The following is added immediately prior to the last sentence of
         Article V, Section 5.1:

               "Execution of a proxy by a person or organization, which has been authorized to do so by a Shareholder pursuant to telephonic or electronic transmitted instructions, shall constitute execution of such proxy by or on behalf of such Shareholder."

5. Article VII, Section 7.2 of the Master Trust Agreement is deleted and replaced in its entirety with the following:

               "Section 7.2 Reorganization. The Trust, on behalf of any one or more Sub-Trust, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a consolidated or merged trust, sub-trust, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities is organized, with the Trust to be the survivor or non-survivor of such consolidation or merger or (2) transfer its assets to one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, sub-trusts, partnerships, limited liability companies, associations, or corporations transfer its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in any agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust on behalf of one or more Sub-Trusts, as the case may be, in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of any Sub-Trust; provided, however, that the approval by the affirmative vote of the holders of a majority of the outstanding voting Shares, within the meaning of the 1940 Act, of State Street Research Alpha Fund, State Street Research Equity Investment Fund or State Street Research Global Resources Fund, as applicable, shall be required to authorize a consolidation, merger or transfer involving any such Sub-Trust."

         This Amendment shall be effective as of March 25, 1998.

         IN WITNESS WHEREOF, the undersigned officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.



                               /s/ Darman A. Wing
                               ------------------------------
                               Darman A. Wing
                               Assistant Secretary